UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2016

QUADRANT 4 SYSTEM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Illinois	33-42498	65-0254624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 E. Woodfield Road, Suite 205 S Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

(855) 995-7367
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

BMO Credit Agreement Notice of Default

On December 1, 2016, Quadrant 4 System Corporation (the “Company”) received a formal notice of default from BMO Harris Bank N.A. (“BMO”) with respect to the Credit Agreement, dated as of July 1, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Company, as borrower, and BMO, as lender.  The notice of default cited (i) the pending charges described in Item 8.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.04, (ii) the failure of the Company to timely deliver evidence of having closed a deposit account with another lender, and (iii) the failure of the Company to deliver evidence that the policies of insurance of the Company and its subsidiaries contain a lender’s loss payable endorsement for BMO’s benefit and an endorsement showing BMO as additional insured, as required by the Credit Agreement.

The approximate amount of borrowings outstanding under the Credit Agreement as of the date hereof is $17,847,315.91.  Pursuant to the Credit Agreement, BMO has elected (a) to impose the default rate of interest on the term loan and the reimbursement obligations as set forth in Section 2.9 of the Credit Agreement, effective as of December 1, 2016 and continuing thereafter until such time as the Company is so notified in writing by BMO, with payments commencing in respect of such accrued default interest on the first interest payment date to occur following December 1, 2016 in accordance with the terms of the Credit Agreement, and (b) that no borrowing of “Eurodollar Loans” as defined by the Credit Agreement, will be advanced, continued or created by conversion due to the existence of the subject events of default as set forth in Section 2.6(a) of the Credit Agreement.

BIP Subordinated Credit Agreement Notice of Default

On December 3, 2016, the Company received a formal notice of default from BIP Lender, LLC, as collateral agent (“Collateral Agent”) for the Company’s mezzanine lenders (collectively, the “Mezzanine Lenders”) with respect to the Senior Subordinated Credit Agreement, dated as of November 3, 2016 (the “Subordinated Credit Agreement”) by and among the Company, BIP Lender, LLC and BIP Quadrant 4 Debt Fund I, LLC (“BIP”).  The notice of default cited (i) the pending charges described in Item 8.01 of this Current Report on Form 8-K which is incorporated by reference into this Item 2.04, (ii) the failure of the Company to timely deliver evidence of having closed a deposit account with another lender, (iii) the failure of the Company to deliver financial reports as required under the Subordinated Credit Agreement, and (iv) the failure of the Company to pay BIP a scheduled payment of interest on the term loan, which was due on December 1, 2016.

The approximate amount of borrowing outstanding under the Subordinated Credit Agreement as of the date hereof is $5,075,000.  Pursuant to the Subordinated Credit Agreement, BIP has elected (a) to impose the default rate of interest on the term loan and the reimbursement obligations as set forth in Section 2.5 of the Subordinated Credit Agreement, effective as of December 3, 2016 and continuing thereafter until such time as the Company is so notified in writing from Collateral Agent, with payments commencing in respect of such accrued default interest on the first interest payment date to occur following December 3, 2016 in accordance with the terms of the Subordinated Credit Agreement, and (b) that certain of the Restricted Payments (as defined in Section 7.6 of the Subordinated Credit Agreement) may not be made during the existence of the subject events of default as set forth in Section 7.6 of the Subordinated Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2016, Nandu Thondavadi, the Company’s President and Chief Executive Officer, and Dhru Desai, the Company’s Chief Financial Officer and Chairman of the Board, each notified the Board of Directors of the Company (the “Board”) of their respective resignations from the Board, and from all officer and employee positions within the Company and its subsidiaries, effective immediately.  Following the resignations of Mr. Thondavadi and Mr. Desai, the Company is under the control of its three independent directors, who are overseeing the operations of the Company pending the appointment of new executive officers.  The directors are considering whether it is necessary and appropriate for the Company to engage outside financial and/or restructuring personnel.

Item 8.01.	Other Events

Criminal Complaint

On November 30, 2016, Nandu Thondavadi, the Company’s Chief Executive Officer, and Dhru Desai, the Company’s Chief Financial Officer and Chairman, were arrested and charged in a criminal complaint filed by the U.S. Attorney’s Office for the Northern District of Illinois, with wire fraud, corporate officer certification of financial reports that do not fairly present, in all material respects, the financial condition of the Company and, with respect Mr. Thondavadi only, the making of false statements to the Securities and Exchange Commission (the “SEC”), in a case titled United States of America vs. Nandu Thondavadi and Dhru Desai, Case No. 16 CR 772 (N.D. Ill.).  The Company is reviewing the alleged conduct and taking appropriate steps to protect the interests of the Company and its shareholders.  The alleged conduct by Mr. Thondavadi and Mr. Desai includes, without limitation, engaging in a scheme to fraudulently misrepresent and conceal the terms of certain acquisitions (Teledata Technology Solutions, Inc. and Momentum Mobile) and the amount of a significant liability related to a lawsuit filed by Downtown Capital Partners, LLC.  The complaint further alleges that Mr. Thondavadi falsely testified before the SEC regarding his purported lack of control of a customer of the Company, Core Information Technology Services, Inc.  The Company cannot predict the outcome of these matters, but intends to cooperate fully with the Government.  The above summary is qualified in its entirety by reference to the full text of the complaint, which is available at https://www.justice.gov/usao-ndil/press-release/file/914036/download.

Wells Notice

On November 30, 2016, the Company received a “Wells Notice” from the SEC staff (the “Staff”) of the Division of Enforcement stating that the Staff has made a preliminary determination to recommend that the SEC file an enforcement action against the Company alleging violations of the antifraud, reporting and books and records provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. A Wells Notice is not a formal allegation or a finding of wrongdoing, but is a preliminary determination by the Staff that it may recommend to the Commissioners of the SEC that a civil enforcement action or administrative proceeding be brought against the recipient. The Company has an opportunity to respond to issues raised by the Staff and offer its perspective prior to any SEC decision on whether to authorize the commencement of an enforcement proceeding.  Under SEC procedures, a recipient of a Wells Notice has an opportunity to respond in the form of a “Wells submission” that seeks to persuade the SEC that such an action should not be brought.  The Company is presently unable to predict how long the SEC process will last, the outcome of the SEC’s investigation or any action that the SEC may decide to pursue, or any other impact on the Company as a result of the proposed or any actual enforcement action.  The Company intends to cooperate fully in connection with this matter.

Going Dark Process

As previously reported, the Company’s Board determined in September 2016 that, for the Company, the costs associated with being a public reporting company in the U.S. were not justified by the benefits, and the Company undertook preliminary steps to allow the Company to deregister its Common Stock under Section 15(d) of the Exchange Act and to suspend its reporting obligations under Section 13(a) of the Exchange Act, after which process (the “Going Dark Process”) the Company would no longer be subject to SEC reporting and related requirements under the Exchange Act.  In light of the matters reported in this Current Report on Form 8-K, the Board of Directors has suspended indefinitely work on the Going Dark Process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

By:	/s/ Philip Firrek
Philip Firrek, Chairman

Date:  December 6, 2016